UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant [	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
☒		Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
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:

December 12, 2007

Frequently Asked Questions

Proxy to Approve New Cooke & Bieler Subadvisory Agreements

A definitive proxy statement for certain Wells Fargo Advantage Funds that are subadvised by Cooke & Bieler, L.P., was filed and effective with the SEC on December 12, 2007. Pending shareholder approval, we will execute new subadvisory agreements with Cooke & Bieler, which will be known as Cooke & Bieler, LLP (C&B). The reason for the new agreements is that on October 23, 2007, Affiliated Managers Group, Inc. (AMG) signed a definitive agreement to acquire a majority interest in C&B. This change in control requires new subadvisory agreements, which are subject to shareholder approval. It is anticipated that we will begin mailing the proxy statement to shareholders on December 17, 2007.

The following questions and answers are intended to address questions from shareholders and plan sponsors who are being asked to approve the proposals.

Overview

1.	What proposals are shareholders being asked to vote on at the special meeting on January 28, 2008?

Shareholders are being asked to vote on the following proposals:

•	To approve a new investment subadvisory agreement with C&B on behalf of the Wells Fargo Advantage C&B Large Cap Value Fund for the C&B Large Cap Value Portfolio.
•	To approve a new investment subadvisory agreement with C&B on behalf of the Wells Fargo Advantage C&B Mid Cap Value Fund and the Wells Fargo Advantage Value Fund.
•	To approve a new investment subadvisory agreement with C&B on behalf of the Wells Fargo Advantage VT C&B Large Cap Value Fund.

2.	Has the Board of Trustees of Wells Fargo Advantage Funds (the Board) approved these proposals?

Yes, the Board has unanimously agreed that these proposals are in the shareholders’ best interests and recommends that they vote in favor of them.

3.	Why has the Board recommended that shareholders vote in favor of approving the new subadvisory agreements?

The Board has found that the new subadvisory agreements are fair and equitable for the Funds’ shareholders. Because the Board does not anticipate any changes in the ways that the Funds will be managed or to the Funds’ expenses, they unanimously recommend that shareholders vote in favor of the agreement(s).

The Board came to its conclusion after an evaluation of the acquiring firm, AMG. AMG is an asset management company that has equity investments in a diverse group of growing investment firms. Throughout its history, AMG has proven to be strongly committed to the core principles of affiliate autonomy and equity participation, thereby preserving each of its affiliates’ distinct culture and entrepreneurial focus. The investment decision makers at C&B are expected to remain in place and continue to provide outstanding service through their commitment to a “high quality, low risk” investment philosophy.

4.	Who is Affiliated Managers Group (AMG)?

AMG is an asset management company that has equity investments in a diverse group of growing boutique investment firms. Throughout its history, AMG has proven to be strongly committed to the core principles of affiliate autonomy and equity participation, thereby preserving each affiliate’s distinct culture and entrepreneurial focus.

5.	Which Wells Fargo Advantage Funds currently managed by C&B are requesting shareholder approval of new investment subadvisory agreements?

•	Wells Fargo Advantage C&B Large Cap Value Fund
•	Wells Fargo Advantage C&B Mid Cap Value Fund
•	Wells Fargo Advantage Value Fund
•	Wells Fargo Advantage VT C&B Large Cap Value Fund

6.	Will the change in ownership of C&B impact the way in which the four Wells Fargo Advantage Funds are managed?

Wells Fargo Funds Management, LLC, does not anticipate any changes in the manner in which the Funds are managed. It is anticipated that AMG’s innovative approach will provide a long-term ownership transition solution for C&B while allowing C&B to preserve its culture and investment approach that has distinguished the firm in its long history in the investment management business.

7.	Why are there separate proposals for (1) the C&B Large Cap Value Fund and (2) the C&B Mid Cap Value Fund and the Value Fund?

The C&B Large Cap Value Fund has a different structure than the C&B Mid Cap Value Fund and Value Fund. The C&B Large Cap Value Fund is a gateway Fund that employs a master/gatewaySM structure, whereby it invests all of its assets in the C&B Large Cap Value Portfolio, a master portfolio. Shareholders of the Wells Fargo Advantage C&B Large Cap Value Fund are being asked to approve a new investment subadvisory agreement with C&B for the C&B Large Cap Value Portfolio, whereas shareholders of the Wells Fargo Advantage C&B Mid Cap Value Fund and the Wells Fargo Advantage Value Fund are being asked to approve a new subadvisory agreement for the Funds themselves.

8.	Why is C&B being acquired by AMG?

For some time, C&B has been exploring alternatives to provide liquidity to its outside investor and single largest internal equity partner, who is not a member of its institutional investment team. At the same time, it has been seeking to ensure the firm’s stability and continuity through the development of a long-term plan to transition ownership to a broader group of professionals within the firm. Both of these objectives are satisfied by partnering with AMG, along with the following additional goals:

•	Retain organizational and investment autonomy.
•	Retain meaningful equity ownership among existing C&B partners.
•	Expand its base of internal equity partners.
•	Maintain the ability to use equity to retain and attract people.

As a condition of AMG’s investment in C&B, all of C&B’s partners have signed long-term employment contracts, which, combined with their ongoing ownership interests in C&B, are designed to secure their long-term commitment to the firm. Additionally, AMG’s proven equity recycling program provides C&B with the ability to retain and attract talented professionals. C&B believes that it has prepared sufficiently for the longevity and continued success of the firm. The investment decision makers at C&B are expected to remain in place, continuing to provide outstanding service through their commitment to a “high quality, low risk” investment philosophy.

9.	Will the Funds’ expenses change as a result of the new subadvisory agreement?

The ownership change has no impact on the Funds’ expenses or on the fees paid to C&B for subadvisory services.

10.	What is the timeline for the proposals?

Time Frame	Event
November 21, 2007	Proxy record date.
December 2007	Proxy voting materials will be mailed to shareholders of record as of November 21, 2007. We anticipate that the mailing will begin on December 17, 2007.
January 28, 2008

The shareholder meeting is scheduled. Proxy votes must be received prior to the meeting.* Meeting will be held at 10:00 a.m., Pacific Time, at 525 Market Street, 12th Floor, Yosemite Conference Room, San Francisco, California.

January 2008	If approved at the January 28 meeting, the new subadvisory agreements are effective immediately.

*A proxy vote allows record-date fund shareholders to cast a vote without attending the shareholder meeting on January 28, 2008.

11.	Who is entitled to vote?

Shareholders who owned shares of the Wells Fargo Advantage C&B Large Cap Value Fund, the Wells Fargo Advantage C&B Mid Cap Value Fund, the Wells Fargo Advantage Value Fund, and/or the Wells Fargo Advantage VT C&B Large Cap Value Fund on the record date, which is November 21, 2007, and have the authority to vote their shares will receive proxy materials and are encouraged to vote their proxy. They may cast one vote for each whole share and a fractional vote for each fractional share of the Fund(s) they owned on the record date.

12.	What methods can be used to vote?

Shareholders may vote in the following ways:

•	By returning the proxy ballot card by mail.
•	By calling the automated voting line at 1-800-830-3542. To vote by telephone, shareholders will need the control number printed on the ballot card.
•	By going online to www.2voteproxy.com and following the instructions. To vote online, shareholders will need the control number printed on the ballot card.
•	By personally attending and voting at the shareholder meeting on January 28, 2008.

13.	Will shareholders receive a confirmation when they have completed voting their proxy?

Shareholders will not receive a confirmation if they send their proxy vote by mail. However, they will receive a confirmation if they vote by telephone with the proxy solicitor. If they vote online, they will be able to print a confirmation of their proxy vote.

14.	What if shareholders of a certain Wells Fargo Advantage Fund do not approve the proposals?

If this occurs, the new subadvisory agreement will not take effect for that Fund, and the Board will determine an appropriate course of action.

15.	Whom can a plan sponsor of a retirement plan that is invested in one of more of the Funds call for additional information?

If a plan sponsor requests additional information, the sponsor should be directed to speak to their relationship manager.

The Proxy Solicitation Process

1.	How do I handle a shareholder who calls us wanting to vote over the phone?

Shareholders who want to vote over the phone should be transferred to D.F. King, our proxy solicitation firm, at 1-800-829-6554. D.F. King may transfer shareholders to Wells Fargo Advantage Funds if D.F. King receives questions it is unable to answer, such as questions about specific Wells Fargo Advantage Funds accounts. Shareholders can also vote by using the automated phone service by calling 1-800-830-3542.

2.	If shareholders approve the proposals in the proxy on January 28, 2008, when will the new subadvisory agreements take effect?

Upon shareholder approval, the new subadvisory agreements will become effective immediately.

3.	Will anyone call shareholders regarding the proxy?

An independent proxy solicitor, D.F. King, may contact shareholders regarding this proxy. If a shareholder questions the validity of a solicitation call, please reassure them that Wells Fargo Advantage Funds is aware of the phone call.

4.	Who is paying for the proxy solicitation?

C&B will pay for all expenses incurred for this proxy solicitation. The expenses will not be charged to the Funds or to shareholders.

5.	Whom can shareholders call for additional information?

If shareholders have questions about the proxy materials or the proposals, they may call their relationship manager, investment professional, or Wells Fargo Advantage Funds at

1-800-222-8222. If they have any questions about how to vote, or if they would like to vote by an automated telephone service, they may call 1-800-830-3542. They may also call our proxy solicitor, D.F. King, directly at 1-800-829-6554.

Investment professionals with questions about this information may contact the

Wells Fargo Advantage Funds Sales Desk at 1-888-877-9275.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 108024 12-07

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

King Mutual Fund Services

Telephone Script

WELLS FARGO FUNDS

Introduction

Hello, Mr./Mrs. (Shareholder). My name is ___________, calling on behalf of Wells Fargo Funds Trust to follow up on a recent mailing of proxy materials that you should have received as a shareholder of the [Wells Fargo Fund name]. Have you received the materials for the special shareholder meeting scheduled for January 28, 2008?

IF NO Help the shareholder obtain the material he/she requires. If a non-objecting beneficial owner (NOBO), give him/her the 800 number and have him/her call back when he/she receives it. If the shareholder is registered, we will send the materials directly. In either case, make sure that the address is correct, make any necessary corrections, and code the disposition as “14” or “15”.

IF YES The Board of Trustees of [Wells Fargo Fund] name is asking you to consider two proposals that the Board has studied carefully and that they recommend you vote in favor of. For your convenience, I can record your vote over the telephone right now. It only takes about 60 seconds. Is this okay with you?

IF YES Do you have any questions before we proceed?

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that the Board of Trustees of [Wells Fargo Fund name] has recommended that shareholders vote in favor of the proposals. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.

Here is how we will proceed. The call will be recorded. I will ask you for your name and your address. Finally, I will confirm that you have received the proxy materials and take your vote. You will receive a letter in the mail that confirms your vote and that will tell you how to make any changes, if you wish. Are you ready?

IF NO Do you have any questions that I may answer about this proxy for you?

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that the Board of Trustees of Wells Fargo Advantage Funds has recommended that shareholders vote in favor of the proposals. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections

At your earliest convenience, please vote by signing and dating the proxy card you received and returning it in the envelope provided. If you prefer, you can also vote online or by touch-tone telephone by following the instructions in your mailing information. Proxy votes must be received prior to the January 28, 2008 meeting. I could save you some time by taking your voting instructions now. Are you sure that you do not want to take advantage of voting your shares right now over the phone?

Begin the Vote

First, I’ll reintroduce myself. My name is __________, calling from D.F. King & Co., Inc., on behalf of Wells Fargo Funds Trust. Today’s date is __________, and the time is __________.

May I please have your full name? (If shareholder is an entity, ask:) May I please have your title? Can you confirm that you are authorized to direct the voting of these [Wells Fargo Fund name’s] shares?

May I please have your address?

Have you received the proxy materials?

Actual Voting

The Board of Trustees of [Wells Fargo Fund name] is asking you to consider two proposals that the Board has studied carefully. The Board recommends that you vote in favor of the proposals. Would you like to vote in favor of the proposals as recommended by the Board?

If you are required to read the proposal individually, end each proposal by saying, “The Board recommends that you vote in favor. How would you like to vote?” For most proposals, the valid responses are

F = For proposal.

A = Against proposal.

B = Abstain.

Closing

I have recorded your votes. You have voted __________. Is that correct? As your voting agent, I will execute a written proxy in accordance with your instructions and forward it to the Fund. In the next 72 hours, we will mail a letter to you by first-class mail to confirm your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

Wells Fargo Funds

Answering Machine Message

Hello, this message is regarding your investment in the [Wells Fargo Fund name]. You should have recently received proxy materials in the mail concerning the Special Shareholder Meeting to be held on January 28, 2008

After reviewing the mailing information and at your earliest convenience, please sign, date, and return the proxy card in the postage-paid envelope provided. If you prefer, you can also vote online or by touch-tone telephone by following the instructions included in the mailing information. Proxy votes must be received prior to the January 28, 2008 meeting.

If you have any questions regarding the proxy information that you are being asked to consider or if you would like to vote with one of our proxy specialists, please call our proxy solicitor D.F. King & Co., Inc., at 1-800-829-6554.

Thank you for your consideration.